Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Long Term Incentive Plan of Dynegy Inc. of our report provided to management and dated September 17, 2012, with respect to the consolidated financial statements and schedules of Dynegy Holdings, LLC included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

October 25, 2012